EXHIBIT 99.1
SEVERN BANCORP, INC.

FOR IMMEDIATE RELEASE	Contact:
Thomas G. Bevivino
Chief Operating Officer &
Executive Vice President
Email: tbevivino@severnbank.com
Phone: 410.260.2000

Severn Bancorp Announces Restatement of Financial Statements
To Reflect Additional Net Income

Annapolis, MD (February 14, 2013) – Severn Bancorp, Inc. (“the Company”), (Nasdaq: SVBI) parent company of Severn Savings Bank, FSB (“Severn”), today announced that it will restate its previously issued annual consolidated financial statements for the fiscal years 2010, and 2011 and quarterly consolidated financial statements for fiscal years 2010, 2011 and 2012 (including its selected financial data for the relevant periods) due to errors identified in these financial statements.  These restatements are expected to be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 that will be filed with the Securities and Exchange Commission in March 2013.  The decision was made by the Company’s Board of Directors, upon the recommendation of the Audit Committee and in consultation with management.   As a result of this decision, investors should no longer rely upon the Company’s previously released financial statements for these periods and any earnings releases or other communications relating to these periods.

The Company estimates that it understated pre-tax income by an aggregate of approximately $1,627,000, over the restated periods, due to the Company overstating its FDIC insurance expense for those periods.  This resulted from the method the Company used to amortize a prepayment of its risk-based insurance assessment paid to the FDIC in 2009.  At that time, the Company paid an estimated assessment in advance for fiscal years 2010, 2011 and 2012 based on the level of net assets as of June 30, 2009, and began expensing the prepayment evenly over the three year period covered by the prepayment.  Management has now determined that this method of amortization was incorrect and that it should have amortized the prepayment based on the actual level of net assets over that period.  This error was discovered by management during the course of its preparation of the 2012 year-end financial statements and audit.

The amounts disclosed below are the estimated net cumulative effect of this error on income through December 31, 2012.  The effect on income in certain periods is quantitatively significant. The adjustments necessary have no effect on reported cash flow from operations, and do not have a material impact on the consolidated balance sheet.  The impact of this correction for the restatement periods increases cumulative net income by approximately $980,000 and cumulative earnings per share by approximately $0.09.

Impact of the restatement
The estimated adjustments to the Company’s consolidated statements of operations are summarized in the tables below (in thousands, except per share amounts).

	Fiscal Year Ended
	December 31, 2012			December 31, 2011			December 31, 2010
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated

Increase in:

Pre-tax income	$5,654	$732	$6,386	$2,201	$561	$2,762	$2,197	$334	$2,531
Net income	3,283	445	3,728	1,219	333	1,552	1,157	202	1,359
Basic and diluted
earnings(loss) per share	0.18	0.04	0.22	(0.05)	0.03	(0.02)	(0.06)	0.02	(0.04)

	Quarter Ended
	March 31, 2012			June 30, 2012			September 30, 2012			December 31, 2012
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated

Increase in:

Pre-tax income	$828	$172	$1,000	$1,869	$174	$2,043	$964	$191	$1,155	$1,993	195	$2,188
Net income	472	105	577	1,097	106	1,203	558	116	674	1,156	118	1,274
Basic and diluted
earnings per share	0.01	0.01	0.02	0.07	0.01	0.08	0.02	0.01	0.03	0.08	0.01	0.09

	Quarter Ended
	March 31, 2011			June 30, 2011			September 30, 2011			December 31, 2011
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated

Increase in:

Pre-tax income(loss)	$791	83	$874	$(1,403)	$152	$(1,251)	$954	$159	$1,113	$1,859	$167	$2,026
Net income(loss)	447	49	496	(846)	90	(756)	551	95	646	1,067	99	1,166
Basic and diluted
earnings(loss) per share	0.00	0.01	0.01	(0.13)	0.01	(0.12)	0.01	0.01	0.02	0.06	0.01	0.07

	Quarter Ended
	March 31, 2010			June 30, 2010			September 30, 2010			December 31, 2010
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated

Increase in:

Pre-tax income(loss)	$(829)	$96	$(733)	$1,054	$67	$1,121	$870	$84	$954	$1,102	87	$1,189
Net income(loss)	(528)	58	(470)	593	40	633	485	51	536	607	53	660
Basic and diluted
earnings(loss) per share	(0.10)	0.01	(0.09)	0.02	0.00	0.02	0.01	0.00	0.01	0.02	0.00	0.02

The Board of Directors, Audit Committee and management have discussed the matters disclosed in this press release with the Company’s independent registered public accounting firm, ParenteBeard LLC.  The Company is working diligently to complete the restatement of its financial statements and expects to file its Annual Report on Form 10-K, including the restated financial statements, by no later than March 31, 2013.

Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements.  The forward-looking statements contained herein include, but are not limited to, statements with respect to the estimated effects of the revisions to its financial statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements.  Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements.  Some of the factors that could cause or contribute to such differences include, but are not limited to, additional information arising from the review of the revisions to the financial statements by Severn and by its independent accountants, the Company’s ability to maintain an effective system of internal controls and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.